UPLISTING ADVISORY AND CONSULTING AGREEMENT

This Uplisting Advisory and Consulting Agreement (the "Agreement") is made as of December 11, 2018 ("Effective Date") between **Spartan Capital Securities, LLC** (the "Consultant"), and **Bright Mountain Media, Inc.** (the "Company"). The Company and the Consultant are collectively herein referred to as the "Parties."

WITNESSETH

WHEREAS, the Consultant is desirous of providing the Company with certain advisory services, including but not limited to providing advice and assistance with respect to (i) the uplisting of the Company's securities to the Nasdaq Capital Market or another national securities exchange and (ii) special situation and restructuring services, including monetizing non-core assets;

WHEREAS, the Consultant has been engaged to serve as placement agent with respect to a "$1,000,000 maximum" private offering of the Company's Common Stock (the "Private Placement");

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties agree as follows:

1. Term. This Agreement shall be effective at such time as the Company has raised $1,000,000 of gross proceeds from the Private Placement and shall continue in effect for twelve (12) months thereafter; provided however that the confidentiality and indemnity provisions shall become effective upon the execution and delivery of this Agreement and survive the termination of this Agreement.

2. Services.

2.1 Services. During the term of this Agreement, the Consultant will stand ready to provide, as the Company shall reasonably request, advisory and consulting services, including, but not limited to (i) advice and input with respect to strategies to accomplish an uplisting of the Company's common stock to the Nasdaq Capital Market, NYSE/American LLC or another national securities exchange, the implementation of such strategies and making introductions to facilitate the uplisting, (ii) advice and input with respect to special situation and restructuring services, including debtor and creditor advisory services and (iii) sell-side advisory services with respect to the sale and disposition of non-core businesses and assets, including facilitating due diligence and identifying potential buyers and strategic partners and positioning these businesses and assets to maximize value (collectively, the "Advisory Services").

3. Compensation.

3.1 Fee. The Company shall pay a one-time fee of $200,000, which shall be payable at such time as the Company has raised $1,000,000 of gross proceeds from the Private Placement. At the time of payment, this one-time fee shall be non-refundable and recognized as revenue by the Consultant.

3.2 Out-of-pocket expenses. The Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Consultant's performance of Advisory Services. All such expenses must be approved in advance and in writing by the Company prior to the Consultant incurring such expenses.

4. Confidential Information.

4.1 The term "Confidential Information" means any and all business and technical information, samples, formulas, data and written and verbal descriptions relating to the Company or any of its subsidiaries disclosed to the Consultant.

4.2 The Confidential Information is being disclosed by the Company to the Consultant in order for Consultant to provide the Advisory Services hereunder.

4.3 The Consultant shall not use the Confidential Information for any other purpose other than for the purpose of providing the Advisory Services pursuant to this Agreement.

4.4 All Confidential Information disclosed by the Company to the Consultant shall remain the property of the Company and shall not be disclosed by Consultant to anyone, without prior written permission of the Company. Such Confidential Information shall be promptly returned to the Company within thirty (30) days after a written request by the Company, except that Consultant shall have the right to retain one (1) copy of the Company's Confidential Information so that any continuing obligations to the Company may be determined.

4.5 Confidential Information does not include any information which: (a) at the time of disclosure was in the public domain, (b) after disclosure becomes part of the public domain, except through breach of this Agreement by the Consultant, (c) the Consultant can demonstrate by its written records was in the Consultant's possession prior to the time of disclosure by or on behalf of the Company hereunder, and was not acquired directly or indirectly from the Company, (d) becomes available to the Consultant from a third party which, to the knowledge of Consultant, is not legally prohibited from disclosing such Confidential Information, or (e) the Consultant can demonstrate by its written records was developed by or for the Consultant independently of the disclosure of Confidential Information by the Company.

4.6 Consultant's obligations regarding Confidential Information shall survive termination of this Agreement and remain enforceable for a period of five (5) years following termination of this Agreement.

5. Publicity. The Consultant shall not refer to the existence of this Agreement in any press release, advertising or other public statement, written or oral, without the prior written consent of the Company, except as required by applicable law or regulation.

6. Ownership. The Company shall have complete and exclusive ownership of all work products, as well as all materials (and all intellectual property rights in and to all of the foregoing) (collectively, "Work Product"), produced by Consultant under this Agreement. In furtherance of the foregoing, the Consultant hereby irrevocably assigns to the Company all right, title and interest

in and to such Work Product. The Consultant agrees to execute all documents deemed reasonably necessary by the Company to evidence or perfect the foregoing assignment.

7. Patent Rights. No right or license, either expressed or implied, under any licensing agreement, patent or proprietary right of the Company is granted hereunder. Any information or technology, including but not limited to data, products, processes, formulations, machinery and apparatus, and uses thereof, which Consultant may develop, improve, discover or invent as a result of the Services (the "Technology") shall be considered to be "Work Product" and shall become the property of the Company. The Consultant shall immediately disclose any Technology to the Company. The Consultant shall also execute any other documents reasonably requested by the Company related to the Technology and the Work Product, including documents necessary for patent or regulatory filings and cooperate with the Company after the filing of patent or regulatory documents for as long as necessary to vest the rights to the Technology in the Company, including execution of necessary documents in subsequent continuation, continuation-in-part, divisional, international, and foreign patent applications.

8. Return of Materials. Upon the expiration or termination of this Agreement, whichever occurs first, the Consultant shall transfer to the Company all Work Product, Technology, work in progress, property, Confidential Information and all other materials in the Consultant's possession or control that are the property of the Company.

9. Indemnification. Each party shall defend, indemnify and hold the other party harmless in accordance with the indemnification and other provisions set forth in Exhibit A hereto, which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

10. Independent Contractor. The Consultant shall perform all of Consultant's obligations under this Agreement as an independent contractor and not as an agent, employee or representative of the Company. The Consultant shall not participate in any insurance programs or benefits including, but not limited to, workers' compensation insurance, disability insurance or any other employee benefits available to the Company's employees.

11. Assignment. The Consultant shall not assign this Agreement or the performance of Consultant's obligations hereunder, without the prior written consent of the Company.

12. Notices. Any notice consent, authorization of other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, as the following address or fax number (or such other address or fax number as shall hereafter be specified by such party by like notice):

a. *If to the Company, to*:
Bright Mountain Media, Inc.
6400 Congress Avenue, Suite 2050
Boca Raton, Florida 33487

b. *If to the Consultant*:
Spartan Capital Securities, LLC
45 Broadway
New York, New York 10006

Attn: W. Kip Speyer
Fax: (561) 998-2440

Attn: John Lowry
Fax: (212) 293-0123

13. Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures.

14. Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

15. Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

16. Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

17. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the specific matters contained herein, and this Agreement has no bearing or effect on any prior agreements entered into by the Parties. This Agreement may be modified or amended only in writing signed by the Parties. The descriptive headings of each numbered section of this Agreement are for convenience only and are not for use in the construction and/or interpretation of this Agreement.

18. Applicable Law. This Agreement shall be deemed to have been made in the State of New York and shall be construed and governed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such jurisdiction. The parties hereby irrevocably consent to the jurisdiction of the courts located in the State of New York.

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Spartan Capital Securities, LLC

By: ____________________
John Lowry,
Chief Executive Officer

Bright Mountain Media, Inc.

By: ____________________
W. Kip Speyer,
Chief Executive Officer

EXHIBIT A

INDEMNIFICATION PROVISIONS

Bright Mountain Media, Inc. (the "**Company**") agrees to indemnify and hold harmless Spartan Capital Securities, LLC ("**Consultant**") and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, and reasonable costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "**Losses**"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Consultant's advisory services to the Company, including, without limitation, any act or omission by the Company in connection with its acceptance of or the performance or non-performance of its obligations under the Uplisting Advisory and Consulting Agreement dated as of December __, 2018 between the Company and Consultant to which these indemnification provisions are attached and form a part (the "**Agreement**"), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Consultant of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of an Indemnified Party. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultant by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

The Consultant agrees to indemnify and hold harmless the Company and each of the other Indemnified Parties (as hereinafter defined) from and against any and all Losses, directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Consultant's advisory services to the Company, including, without limitation, any act or omission by Consultant in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement, any breach by the Consultant of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by the Company of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of an Indemnified Party. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultant by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

These indemnification provisions shall extend to the following persons (collectively, the "**Indemnified Parties**"). the Consultant, the Company, and each of their respective present and former affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the indemnifying party may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder unless the indemnifying party is prejudiced by such failure. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the indemnifying party. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against any Indemnified Party made with the indemnifying party's written consent. The indemnifying party shall not, without the prior written consent of Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties against whom it has made a claim of an unconditional release from all liability in respect of such claim, and (ii) does not contain any untrue factual or legal admission by or with respect to an Indemnified Party or an untrue adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the indemnifying party shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the indemnifying par ty, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to indemnification or contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the indemnifying party and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Consultant pursuant to the Agreement.

Neither termination nor completion of the engagement of Consultant referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Docs #3474593-v1